Exhibit 10.23

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT.

SUBORDINATE SECURED PROMISSORY NOTE

$1,275,000	March 23, 2009
Denver, Colorado

FOR VALUE RECEIVED, Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Off-Shore Finance, LLC, a Nevada limited liability company (the “Holder”), the principal sum of One Million Two Hundred Seventy Five Thousand Dollars (US$I,275,000) or, if less, the aggregate unpaid principal amount loaned and outstanding when due, whether upon the Maturity Date, as defined below, acceleration, redemption or otherwise (the “Note”) (in each case in accordance with the terms thereof). Payment of the Note will be secured by (i) two second-lien Deeds of Trust and Security Agreements dated March 23,2009 (collectively, the “Security Agreement”), by and between Infinity Oil and Gas of Texas, Inc. and Infinity Oil and Gas of Wyoming, Inc., respectively, and the Buyer, covering certain collateral as more particularly described therein and (ii) a Commercial Guaranty by each of Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc. in favor of Holder (the “Commercial Guaranties”) and the Note is further subject to a Subordination and Intercreditor Agreement dated March 23, 2009 (the “Subordination Agreement”), by and among the Holder, the Company and Amegy. This Note is issued in connection with that certain Securities Purchase Agreement, dated March 23, 2009 between the Company and the Holder (the “Purchase Agreement”) and any terms used but not defined in this Note shall have the definitions assigned to them in the Purchase Agreement.

The Company agrees to pay interest on the outstanding unpaid principal amount of the Note at a rate of6.0% per annum (“Interest”) from the date of borrowing, and continuing until paid in accordance with the provisions of this Note, subject, however, to the provisions of the Subordination Agreement. Interest on this Note shall be computed on the basis of a 360-day year and actual days elapsed. Amounts are deemed borrowed under the Note as follows:

1.           For amounts loaned under Section 2 hereof, as of the date such funds are deposited in the Company’s operating account at U.S. Bank.

2.           For amounts required to be funded by Holder by Amegy under Section 1.3(c) of the Off-Shore Escrow Agreement, as of the date such funds are transferred out of the Off-Shore Escrow Account.

The Loan Origination Fee and all Commitment Fees (as charged to the Company from time to time as provided in the Purchase Agreement) shall be deemed accrued interest hereunder.

1.           Payment of Principal and Interest. The entire unpaid balance of principal and all unpaid and accrued interest shall become fully due and payable on March 23, 2012 (the “Maturity Date”) or such earlier date as the maturity hereof shall be accelerated in accordance with the terms of Section 3 below. The principal and unpaid accrued Interest under this Note may be prepaid, in whole or in part, in cash, at any time and from time to time, without penalty, in the sole discretion of the Company by fifteen (15) days prior notice.

2.           Draw Down Procedure. The Holder shall make loans to the Company upon the Company’s request and in accordance with this Section 2, from time to time until the Maturity Date, provided that in no event shall the aggregate principal amount of such loans at any time exceed $1,275,000. A request for a loan, in substantially the form attached hereto as Exhibit 1, shall be executed by the Company’s Chief Executive Officer or Chief Financial Officer and be delivered to the Holder, specifying the requested amount and date of the loan (a “Loan Request”). Prior to making any Loan Requests, the Company shall have submitted a budget to the Holder and Amegy for approval, setting forth the proposed use of the funds being borrowed hereunder (the “Approved Budget”). All items under the Approved Budget shall relate to the Company’s direct and indirect expenditures in connection with the concessions in the Tyra and Perlas Blocks, offshore Nicaragua, as awarded to the Company by the Republic of Nicaragua in 2003, as hereafter amended and modified (the “Nicaragua Concessions”). Each Loan Request shall identify how the requested loan amount fits within the Approved Budget. Any Loan Request which either alone or with previous loan amounts designated for the same purpose exceeds the corresponding Approved Budget line item by ten percent (10%) or more shall require the Holder to convene a meeting of its executive committee to consider the Loan Request, and approval of such amounts shall be in the reasonable discretion of the Holder’s executive committee. The Approved Budget may be periodically revised with the written approval of the Holder, Amegy and Infinity. Loans shall be made by the Holder to the Company not less than five (5) business days after a Loan Request has been delivered to the Holder, and the amount of the Loan Request shall be deposited into the Company’s operating account at U.S. Bank.

3.           Events of Default; Acceleration. (a) An “Event of Default” under this Note shall occur upon the occurrence of any of the following events: (i) failure to make any payment of any amount owed to the Holder pursuant to this Note when the same shall be due and payable and such failure continues for ten (10) days after written notice thereof to the Company; (ii) appointment of a receiver for any part of the property of, or assignment for the benefit of creditors by, the Company; (iii) the commencement of any proceedings under any bankruptcy or insolvency laws by the Company; (iv) the commencement of any involuntary proceedings under any bankruptcy or insolvency laws against the Company if the same have not been fully discharged within sixty (60) days after the commencement thereof; or (v) the Company defaults in the performance of or compliance with any material term, covenant or agreement contained in this Note, if any, and such failure continues for ten (10) days after written notice thereof to the Company.

(b)         If any Event of Default shall occur and be continuing, the Holder may, at any time, at its option by prior written notice to the Company, declare this Note to be immediately due and payable. The Company shall reimburse the Holder for all court costs and the reasonable out-of-pocket fees and expenses of the Holder and its legal counsel paid by the Holder in connection with the Holder’s collection of any amounts due and payable to the Holder.

(c)         Upon this Note becoming due and payable under this Section 3, this Note will forthwith mature and the entire unpaid principal amount of this Note, plus all accrued and unpaid interest, shall all be immediately due and payable.

4.           Priority of Note. Except with respect to the debt evidenced by the Company’s Loan Agreement with Amegy dated January 9, 2007, as amended and supplemented by the First, Second and Third Forbearance Agreements (“Senior Debt”), which is senior to the Note in all respects, no indebtedness of the Company will rank senior to or pari passu with the Note in right of payment, whether with respect of payment of principal, interest, damages or upon liquidation or dissolution or otherwise.

5.           Voting Rights. The Holder shall have no voting rights as the Holder of this Note.

6.           Release. Upon the payment in full of the amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.

7.           Governing Law; Waiver of Jury Trial. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.           Agreement, Amendment and Waiver. This Note and the agreements, documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all other prior agreements or understandings among the parties hereto with respect to the subject matter hereof. This Note may be amended only upon the written consent of the Company and the Holder.

9.           Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction where such provision would otherwise be applied shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

10.         Successors and Assigns. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned in whole or in part by either the Company or the Holder without the prior express written consent of the other party (or its permitted assigns). Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Company and the Holder. Nothing in this Note, express or implied, is intended to confer upon any party other than the Company, the Holder or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note.

11.         Waiver. The Company waives delivery, acceptance, performance, presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and any defense by reason of extension of time for payment or other indulgences. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived by the Company to the fullest extent permitted by law. The acceptance of any partial payment or other payment which does not fully pay all amounts then due hereunder and fully cure all defaults hereunder shall not constitute a waiver of the right to payment of the balance of such payment or other amount then or thereafter due, of any default hereunder, of the right to declare a default hereunder or cause the entire unpaid balance hereof to become immediately due and payable in full, or of any other right or remedy.

12.         Note Record. The Holder shall, and is hereby authorized, to record on the Note Record attached to this Note as Exhibit 2, the date and principal amount of each loan and the date and amount of each principal payment hereunder; provided, however, that neither the failure to so record nor any error in this recordation shall affect the Company’s obligations under this Note.

13.         Computation of Time. If any event or performance under this Note is scheduled or required to occur on a date which is on a Saturday, Sunday, or legal state or federal holiday in Denver, Colorado, the event or performance shall be required to occur on the next day which is not a Saturday, Sunday or legal state or federal holiday in Denver, Colorado.

[Signatures on Following Page]

In Witness Whereof, the Company has executed this Note as of the date first above written.

INFINITY ENERGY RESOURCES, INC.

/s/ Stanton E. Ross
By: Stanton E. Ross, its Chief Executive Officer

Accepted and Agreed as of the date
First written above.

OFF-SHORE FINANCE, LLC

/s/ Daniel J. Haake
By: Daniel J. Haake, Managing Member